Eastman Announces Second-Quarter 2016 Financial Results

KINGSPORT, Tenn., July 28, 2016 - Eastman Chemical Company (NYSE:EMN) today announced reported earnings of $1.71 per diluted share for second quarter 2016 versus $1.98 per diluted share for second quarter 2015. Earnings excluding non-core items were $1.68 per diluted share for second quarter 2016 versus $2.01 per diluted share for second quarter 2015. For detail of the excluded non-core items and reconciliation to reported company and segment earnings, see Tables 3A and 4.

“The progress we have made executing our strategy to become a more specialty chemical company is enabling us to better navigate an especially challenging global economy,” said Mark Costa, Board Chair and CEO. “The actions we have taken to focus and accelerate our innovation and market development program and add attractive acquisitions, while also reducing costs, have mitigated the impact of slow global growth and volatile raw material and energy costs. We remain confident in the resiliency of our portfolio and the sustainability of our strong cash flow going forward.”

(In millions, except per share amounts)	2Q2016	2Q2015
Sales revenue	$2,297	$2,533
Operating earnings	$376	$469
Operating earnings excluding non-core items*	$376	$480
Earnings per diluted share	$1.71	$1.98
Earnings per diluted share excluding non-core items*	$1.68	$2.01
Net cash provided by operating activities	$494	$591

*For reconciliation to reported company and segment earnings, see Tables 3A and 4.

Corporate Results 2Q 2016 versus 2Q 2015

Sales revenue declined primarily due to lower selling prices particularly in Chemical Intermediates. Operating earnings and earnings per share declined primarily due to declines in Chemical Intermediates and Fibers.

Segment Results 2Q 2016 versus 2Q 2015

Additives & Functional Products - Sales revenue decreased due to lower selling prices attributed to lower raw material and energy costs. Operating earnings decreased primarily due to lower selling prices more than offsetting lower raw material and energy costs.

Advanced Materials - Sales revenue was relatively unchanged as increased sales volume of premium products including Saflex® acoustic interlayers and Eastman TritanTM copolyester was offset by lower selling prices, primarily for copolyesters, attributed to lower raw material and energy costs. Operating earnings were relatively unchanged.

Chemical Intermediates - Sales revenue decreased due to lower selling prices. The lower selling prices were mostly the result of the negative impact of lower market prices for propylene, ethylene, and methanol and continued competitive pressure from weak demand in Asia Pacific. Operating earnings decreased significantly due to lower selling prices more than offsetting lower raw material and energy costs, and higher planned maintenance costs.

Fibers - Sales revenue decreased primarily due to lower sales volume, particularly for acetate tow and acetate flake, and lower selling prices, particularly for acetate tow. Lower acetate tow sales volume was due to customer inventory destocking in China and lower acetate flake sales volume was due to timing of shipments to Eastman's China acetate tow joint venture. Operating earnings declined due to lower sales volume.

Cash Flow

Eastman generated $494 million in cash from operating activities during second quarter 2016 primarily due to strong net earnings. In addition, the company sold 1.5% notes due 2023 in the principal amount of €550 million ($614 million), with net proceeds used to repay $500 million of the $1 billion 2.4% notes due June 2017 and other borrowings. Priorities for uses of available cash include payment of the quarterly dividend, repayment of debt, funding targeted growth initiatives, and repurchasing shares. Total borrowings decreased $274 million, and net debt, defined as total borrowings minus cash and cash equivalents, declined by $312 million during the second quarter. See Tables 5A, 5B, 6A, and 6B.

Outlook

Commenting on the outlook for full-year 2016, Costa said: “During the first half of the year, we delivered strong growth of high value, innovative specialty products and we expect that to continue. We are also benefitting from the actions we have taken to accelerate our innovation and market development activities and to significantly increase our cost reduction efforts. However, the challenges we face have intensified including increasing competitive pressures particularly from the Asia Pacific region and compressing olefin spreads. As a result, we expect a decline in adjusted 2016 earnings per share that approaches 10 percent below adjusted 2015 earnings per share compared with our previous expectation of a decline of approximately 5 percent.”

The full-year 2016 projected earnings exclude the non-core items in first six months 2016 detailed in Tables 3A and 4 and will exclude any non-core, unusual, or non-recurring items in second half 2016. Our second half 2016 financial results forecasts do not include non-core items (such as mark-to-market pension and other postretirement benefit gain or loss) or any unusual or non-recurring items, and we accordingly are unable to reconcile projected full-year 2016 earnings excluding non-core and any unusual or non-recurring items to reported GAAP earnings without unreasonable efforts.

Forward-Looking Statements

This news release includes forward-looking statements concerning current expectations for future global economic conditions; competitive position and acceptance of specialty products in key markets; mix of products sold; raw material and energy prices and costs, and other costs; and revenue, earnings, and cash flow for full year 2016. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for first quarter 2016 available, and the Form 10-Q to be filed for second quarter 2016 and to be available, on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

Conference call and webcast information

Eastman will host a conference call with industry analysts on July 29, 2016 at 8:00 a.m. ET. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Events & Presentations. To listen via telephone, the dial-in number is 913-312-6697, passcode number 7456708. A web replay, a replay in downloadable MP3 format, and the accompanying slides will be available at www.investors.eastman.com, Events & Presentations. A telephone replay will be available continuously from 11:00 a.m. ET, July 29, to 11:00 a.m. ET, August 8, at 888-203-1112 or 719-457-0820, passcode 7456708.

Eastman is a global specialty chemical company that produces a broad range of products found in items people use every day. With a portfolio of specialty businesses, Eastman works with customers to deliver innovative products and solutions while maintaining a commitment to safety and sustainability. Its market-driven approaches take advantage of world-class technology platforms and leading positions in attractive end-markets such as transportation, building and construction and consumables. Eastman focuses on creating consistent, superior value for all stakeholders. As a globally diverse company, Eastman serves customers in approximately 100 countries and had 2015 revenues of approximately $9.6 billion. The company is headquartered in Kingsport, Tennessee, USA and employs approximately 15,000 people around the world. For more information, visit www.eastman.com.

# # #
Contacts:

Media:  Tracy Kilgore
423-224-0498 / tracy@eastman.com

Investors:  Greg Riddle
212-835-1620 / griddle@eastman.com

FINANCIAL INFORMATION
July 28, 2016

For Eastman Chemical Company Second Quarter 2016 Financial Results Release

Table 1 – Statements of Earnings

	Second Quarter		First Six Months
(Dollars in millions, except per share amounts; unaudited)	2016	2015	2016	2015
Sales	$2,297	$2,533	$4,533	$4,976
Cost of sales	1,692	1,813	3,294	3,600
Gross profit	605	720	1,239	1,376
Selling, general and administrative expenses	174	194	357	374
Research and development expenses	55	57	109	113
Asset impairments and restructuring (gains) charges, net	—	—	(2)	109
Operating earnings	376	469	775	780
Net interest expense	63	66	127	132
Early debt extinguishment costs	9	—	9	—
Other income, net (1)	(20)	—	(8)	(11)
Earnings before income taxes	324	403	647	659
Provision for income taxes	67	104	139	188
Net earnings	257	299	508	471
Less: net earnings attributable to noncontrolling interest	2	2	2	3
Net earnings attributable to Eastman	$255	$297	$506	$468

Basic earnings per share attributable to Eastman	$1.73	$2.00	$3.43	$3.15
Diluted earnings per share attributable to Eastman	$1.71	$1.98	$3.40	$3.12

Shares (in millions) outstanding at end of period	147.7	148.7	147.7	148.7
Shares (in millions) used for earnings per share calculation
Basic	147.8	148.6	147.8	148.6
Diluted	148.9	149.8	148.9	149.8

(1)	Second quarter and first six months 2016 included a gain of $17 million from the sale of the Company's 50 percent interest in the Primester joint venture.

Table 2A – Segment Sales Information

	Second Quarter		First Six Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Sales by Segment
Additives & Functional Products	$770	$830	$1,507	$1,634
Advanced Materials	646	647	1,235	1,208
Chemical Intermediates	633	745	1,253	1,527
Fibers	234	299	514	583
Total Sales by Segment	2,283	2,521	4,509	4,952
Other	14	12	24	24
Total Eastman Chemical Company	$2,297	$2,533	$4,533	$4,976

Table 2B – Sales Revenue Change

	Second Quarter 2016 Compared to Second Quarter 2015
		Change in Sales Revenue Due To
(Unaudited)	Revenue % Change	Volume / Product Mix Effect	Price Effect	Exchange Rate Effect
Additives & Functional Products	(7)%	—%	(8)%	1%
Advanced Materials	—%	2%	(2)%	—%
Chemical Intermediates	(15)%	—%	(15)%	—%
Fibers	(22)%	(16)%	(6)%	—%

Total Eastman Chemical Company	(9)%	(1)%	(8)%	—%

	Six Months 2016 Compared to Six Months 2015
		Change in Sales Revenue Due To
(Unaudited)	Revenue % Change	Volume / Product Mix Effect	Price Effect	Exchange Rate Effect
Additives & Functional Products	(8)%	1%	(8)%	(1)%
Advanced Materials	2%	5%	(2)%	(1)%
Chemical Intermediates	(18)%	(2)%	(16)%	—%
Fibers	(12)%	(6)%	(5)%	(1)%

Total Eastman Chemical Company	(9)%	—%	(9)%	—%

Table 2C – Sales by Customer Location

	Second Quarter		First Six Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Sales by Customer Location
United States and Canada	$1,030	$1,142	$2,036	$2,302
Asia Pacific	530	624	1,025	1,141
Europe, Middle East, and Africa	603	625	1,215	1,250
Latin America	134	142	257	283
Total Eastman Chemical Company	$2,297	$2,533	$4,533	$4,976

Table 3A - Segment, Other, and Company Non-GAAP Operating Earnings (Loss) Reconciliations(1)

	Second Quarter		First Six Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Additives & Functional Products
Operating earnings	$168	$178	$321	$335
Asset impairments and restructuring gains, net	—	—	(2)	—
Excluding non-core items	168	178	319	335
Advanced Materials
Operating earnings	132	135	240	203
Additional costs of acquired inventories	—	—	—	7
Excluding non-core item	132	135	240	210
Chemical Intermediates
Operating earnings	15	87	82	205
Fibers
Operating earnings	72	93	158	86
Asset impairments and restructuring (gains) charges, net	—	(2)	—	95
Excluding non-core items	72	91	158	181
Other
Operating earnings	(11)	(24)	(26)	(49)
Mark-to-market pension and other postretirement benefit plans loss	—	2	—	2
Acquisition integration and transaction costs	—	9	9	17
Asset impairments and restructuring charges, net	—	2	—	14
Excluding non-core items	(11)	(11)	(17)	(16)

Total Eastman Chemical Company
Operating earnings	376	469	775	780
Mark-to-market pension and other postretirement benefit plans loss	—	2	—	2
Acquisition integration and transaction costs	—	9	9	17
Asset impairments and restructuring (gains) charges, net	—	—	(2)	109
Additional costs of acquired inventories	—	—	—	7
Total operating earnings excluding non-core items	$376	$480	$782	$915

Company Non-GAAP Operating Earnings Reconciliations by Line Items
Operating earnings	$376	$469	$775	$780
Costs of sales	—	2	—	9
Selling, general and administrative expenses	—	9	9	17
Asset impairment and restructuring (gains) charges, net	—	—	(2)	109
Total operating earnings excluding non-core items	$376	$480	$782	$915

(1)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Quarterly Reports on Form 10-Q for first quarter 2016, second quarter 2015, and first quarter 2015 for description of non-core items.

Table 3B - Segment, Other, and Company Non-GAAP Operating Earnings (Loss) (1)

	Second Quarter		First Six Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Additives & Functional Products	$168	$178	$319	$335
Advanced Materials	132	135	240	210
Chemical Intermediates	15	87	82	205
Fibers	72	91	158	181
Total segment operating earnings excluding non-core items	$387	$491	$799	$931
Total Other	(11)	(11)	(17)	(16)
Total operating earnings excluding non-core items	$376	$480	$782	$915

(1)	For identification of excluded non-core items and reconciliations to GAAP operating earnings, see Table 3A.

Table 4 – Operating Earnings, Earnings, and Earnings Per Share Non-GAAP Reconciliations

	Second Quarter 2016
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax	Per Diluted Share
As reported	$376	$324	$255	$1.71
Non-Core Items:
Early debt extinguishment costs (1)	—	9	6	0.04
Gain from sale of equity investment in Primester joint venture (2)	—	(17)	(11)	(0.07)
Excluding non-core items	$376	$316	$250	$1.68

	Second Quarter 2015
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax	Per Diluted Share
As reported	$469	$403	$297	$1.98
Non-Core Items: (3)
Asset impairments and restructuring gains, net	—	—	(4)	(0.02)
Acquisition integration and transaction costs	9	9	6	0.04
Mark-to-market pension and other postretirement benefit plans loss	2	2	1	0.01
Excluding non-core items	$480	$414	$300	$2.01

(1)	Cost resulting from early repayment of $500 million of the 2.4% notes due June 2017.

(2)	Gain from the sale of the Company's 50 percent interest in the Primester joint venture.

(3)	See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Quarterly Report on Form 10-Q for second quarter 2015 for description of non-core items.

Table 4 – Operating Earnings, Earnings, and Earnings Per Share Non-GAAP Reconciliations (continued)
	First Six Months 2016
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax	Per Diluted Share
As reported	$775	$647	$506	$3.40
Non-Core Items: (1)
Asset impairments and restructuring gains, net	(2)	(2)	(4)	(0.03)
Acquisition integration and transaction costs	9	9	5	0.03
Early debt extinguishment costs (2)	—	9	6	0.04
Cost of disposition of claims against discontinued Solutia operations	—	5	3	0.02
Gain from sale of equity investment in Primester joint venture (3)	—	(17)	(11)	(0.07)
Excluding non-core items	$782	$651	$505	$3.39

	First Six Months 2015
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax	Per Diluted Share
As reported	$780	$659	$468	$3.12
Non-Core Items: (1)
Asset impairments and restructuring charges, net	109	109	92	0.62
Acquisition integration and transaction costs	17	17	11	0.07
Additional costs of acquired inventories	7	7	4	0.03
Mark-to-market pension and other postretirement benefit plans loss	2	2	1	0.01
Excluding non-core items	$915	$794	$576	$3.85

(1)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Quarterly Reports on Form 10-Q for first quarter 2016, second quarter 2015, and first quarter 2015 for description of non-core items.

(2)	Cost resulting from early repayment of $500 million of the 2.4% notes due June 2017.

(3)	Gain from the sale of the Company's 50 percent interest in the Primester joint venture.

Table 5A – Statements of Cash Flows

	Second Quarter		First Six Months
(Dollars in millions)	2016	2015	2016	2015
Operating activities
Net earnings	$257	$299	$508	$471
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	144	142	291	287
Asset impairment charges	—	—	—	89
Gain on sale of equity investment	(17)	—	(17)	—
Early debt extinguishment costs	9	—	9	—
Provision (benefit) for deferred income taxes	38	(46)	47	(30)
Mark-to-market loss on pension and other postretirement benefit plans	—	2	—	2
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Increase in trade receivables	(7)	(12)	(151)	(103)
Decrease in inventories	43	22	41	43
Decrease in trade payables	(14)	(1)	(76)	(109)
Pension and other postretirement contributions in excess of expenses	(24)	(16)	(43)	(39)
Variable compensation less than (in excess of) expenses	42	56	(67)	(24)
Other items, net	23	145	(1)	95
Net cash provided by operating activities	494	591	541	682
Investing activities
Additions to properties and equipment	(124)	(141)	(234)	(266)
Proceeds from sale of assets and equity investment	35	—	41	4
Acquisitions, net of cash acquired	(1)	—	(22)	—
Other items, net	4	(2)	3	(3)
Net cash used in investing activities	(86)	(143)	(212)	(265)
Financing activities
Net (decrease) increase in commercial paper borrowings	(290)	64	(208)	157
Proceeds from borrowings	807	250	807	250
Repayment of borrowings	(797)	(625)	(807)	(625)
Dividends paid to stockholders	(68)	(60)	(136)	(119)
Treasury stock purchases	(25)	(5)	(45)	(31)
Dividends paid to noncontrolling interest	(4)	(1)	(4)	(3)
Proceeds from stock option exercises and other items, net	8	1	12	12
Net cash used in financing activities	(369)	(376)	(381)	(359)
Effect of exchange rate changes on cash and cash equivalents	(1)	—	(1)	(4)
Net change in cash and cash equivalents	38	72	(53)	54
Cash and cash equivalents at beginning of period	202	196	293	214
Cash and cash equivalents at end of period	$240	$268	$240	$268

Table 5B – Net Cash Provided By Operating Activities to Free Cash Flow Reconciliations

	Second Quarter		First Six Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Net cash provided by operating activities	$494	$591	$541	$682
Additions to properties and equipment	(124)	(141)	(234)	(266)
Free cash flow	$370	$450	$307	$416

Table 6A – Selected Balance Sheet Items

	June 30,	March 31,	December 31,
(Dollars in millions, unaudited)	2016	2016	2015
Cash and cash equivalents	$240	$202	$293
Total borrowings	6,804	7,078	7,008
Total Eastman stockholders' equity	4,375	4,204	3,941

Table 6B – Total Borrowings to Net Debt Reconciliations

	June 30,	March 31,	December 31,
(Dollars in millions, unaudited)	2016	2016	2015
Total borrowings	$6,804	$7,078	$7,008
Less: Cash and cash equivalents	240	202	293
Net debt	$6,564	$6,876	$6,715